UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange

Item 2.02. Results of Operations and Financial Condition.

On June 14, 2022, Rafael Holdings, Inc. (the “Company”) distributed over a wire service and posted an earnings release to the investors page of its website (www.rafaelholdings.com) announcing its results of operations for the fiscal quarter ended April 30, 2022. A copy of the earnings release concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Company is furnishing the information contained in this Report, including Exhibit 99.1, pursuant to Item 2.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC unless otherwise expressly stated in such filing. In addition, this Report and the press release contain statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 13, 2022, the Company entered into an employment agreement with Howard S. Jonas (who serves as the Chairman of the Board and Executive Chairman of the Company) (the “Employment Agreement”), which provides, among other things: (i) a term of five years (subject to extension unless either party elects not to renew); (ii) an annual base salary of $260,000, of which $250,000 is payable through the issuance of restricted shares of the Company’s Class B common stock (“Class B Stock”) with the value of the shares based upon the volume weighted closing price of the Class B Stock on the NYSE on the thirty days ending with the NYSE trading day immediately preceding the issuance to be issued within thirty days of the date of the Employment Agreement (the “Start Date”) and each annual anniversary, and such shares vesting, contingent on Mr. Jonas’ remaining in continuous service to the Company, in substantially equal amounts on the three, six, nine and twelve month anniversaries of the Start Date or annual anniversary; (iii) a grant of restricted shares of Class B stock with a value of $600,000, issuable within 30 days with the value of the shares based upon the volume weighted closing price of the Class B Stock on the NYSE on the thirty days ending with the NYSE trading day immediately preceding the issuance and such shares, and vesting, contingent on Mr. Jonas’ remaining in continuous service to the Company, in substantially equal amounts on the first and second annual anniversaries of the Start Date; (iv) Mr. Jonas’ eligibility to receive bonuses and participate in equity grants made to senior employees of the Company, at levels determined by the Compensation Committee of the Company’s Board of Directors; and (v) if Mr. Jonas’ employment is terminated without cause (as such term is defined the Employment Agreement), resigns for good reason (as such term is defined the Employment Agreement) or upon Mr. Jonas’s death or disability (as such term is defined in the Employment Agreement) and upon other conditions set forth in the Employment Agreement, Mr. Jonas will be entitled to (1) severance in the amount equal to twelve (12) months of any cash portion of his base salary; and (2) any restrictions with respect to any equity grants shall lapse, and any unvested equity grants in the Company or its subsidiaries shall vest.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2022, the Board of Directors of the Company adopted the Company’s Third Amended and Restated By-Laws, effective immediately, which implemented changes to Article IV to provide for an officer position of Executive Chairman (replacing the prior non-executive Chairman position), including a description of the role and responsibilities of the holder of such office, and the following other changes:

●	Amending Article II, Section 3 to empower the Executive Chairman to call a special meeting of stockholders;
●	Amending Article III, Section 3 to provide for the role of a Chairman of the Board; and
●	Amending Article III, Section 4 to empower the Executive Chairman to call a special meeting of the board of directors.

The foregoing description of changes to the Company’s By-Laws is qualified in its entirety by reference to the text of the Company’s Third Amended and Restated By-Laws that are attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
3.1	Rafael Holdings, Inc. Third Amended and Restated By-Laws (as amended on June 13, 2022).
10.1	Employment Agreement between the Company and Howard S. Jonas, dated June 13, 2022.
99.1	Press Release, dated June 14, 2022, reporting the results of operations for the fiscal quarter ended April 30, 2022.
104	Cover Page Interactive Data File, formatted in Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ William Conkling
	Name:	William Conkling
	Title:	Chief Executive Officer

Dated: June 14, 2022

EXHIBIT INDEX

Exhibit Number	Document
3.1	Rafael Holdings, Inc. Third Amended and Restated By-Laws (as amended on June 13, 2022).
10.1	Employment Agreement between the Company and Howard S. Jonas, dated June 13, 2022.
99.1	Press Release, dated June 14, 2022, reporting the results of operations for the fiscal quarter ended April 30, 2022.
104	Cover Page Interactive Data File, formatted in Inline XBRL document.

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